EXHIBIT 16


                                  June 25, 2004




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Ladies and Gentlemen:

We have read Item 4 of Form 8-K dated June 25, 2004, of the Centel Retirement Savings Plan for Bargaining Unit Employees and are in agreement with the statements contained in the first, third and fourth paragraphs of Item 4 presented on page 1 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                              /s/ Ernst & Young LLP
                              Ernst & Young LLP

Kansas City, Missouri